UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016

SHIRE PLC
(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	0-29630	98-0601486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5 Riverwalk, Citywest Business Campus, Dublin 24, Republic of Ireland (Address of principal executive offices)

Registrant’s telephone number, including area code: +353 1 429 7700

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Shire plc (“Shire”) announced on April 18, 2016 that Gail D. Fosler and Albert P.L. Stroucken will each join the Board as non-executive directors conditional upon, and to become effective from, the closing of the previously announced acquisition (the “Acquisition”) of Baxalta Inc (“Baxalta”).

Prior to the closing of the Acquisition, Ms. Fosler and Mr. Stroucken each will continue to serve as members of the Baxalta board of directors. Their appointment to the Board is pursuant to the terms of the Agreement and Plan of Merger entered into among Shire, Baxalta, and BearTracks, Inc., a wholly owned subsidiary of Shire, which was previously announced in a Current Report on Form 8-K dated January 11, 2016.

Ms. Fosler and Mr. Stroucken will each receive compensation in accordance with Shire’s Remuneration Policy for non-executive directors. No shares will be granted to them on their appointment as directors, but 25% of the fees payable to each under the Remuneration Policy will be payable in the form of shares.

Item 7.01. Regulation FD Disclosure

Shire has issued the press release attached hereto as Exhibit 99.1 which is incorporated by reference herein. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Although Shire, as a foreign private issuer, is not subject to Regulation FD, Shire has elected to furnish voluntarily the information herein under Item 7.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished herewith:

99.1 Press Release dated April 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shire plc

By:	/s/ W R Mordan
	Name:	Bill Mordan
	Title:	Company Secretary

Date: April 18, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 18, 2016